Exhibit 11.1

                    WILLCOX & GIBBS, INC. AND SUBSIDIARIES
       COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                   (000's Omitted, Except Per Share Amounts)



                                                                       THREE MONTHS
                                                                           ENDED
                                                                         MARCH 31,
                                                                  ------------------------
                                                                    1995            1994
                                                                  ------           ------
Income Applicable To Primary Common And Common
  Equivalent Shares
     Income From Continuing Operations                            $4,230            $1,733
     Discontinued Operations                                           -               232
                                                                 -------           -------
     Net Income                                                   $4,230            $1,965
                                                                 =======           =======
Income Applicable To Fully Diluted
  Common And Common Equivalent Shares
     Income From Continuing Operations                            $4,230            $1,733
     Interest Reduction, Net of Taxes,
       Upon Conversion Of Convertible
       Subordinated Debentures                                      490               490
                                                                 -------           -------
     Income From Continuing Operations                             4,720             2,223
     Discontinued Operations                                           _               232
                                                                 -------           -------
     Net Income                                                   $4,720            $2,455
                                                                 =======           =======
Primary Shares:
  Weighted Average Number Of Common Shares And
     Common Share Equivalents Outstanding During The
     Period:
       Common (Net Of Treasury Shares)                           24,114            22,111
       Options                                                       39                80
                                                                -------           -------
       Total                                                     24,153            22,191
                                                                =======           =======
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
                                                                  Exhibit 11.1
                                                                   (continued)

Fully Diluted Shares:
  Weighted Average Number Of Common Shares And
     Common Share Equivalents Outstanding During
     The Period:
       Common (Net Of Treasury Shares)                           24,114            22,111
       Options                                                       39                80
       Conversion Of Subordinated Debentures                      5,225             5,225
                                                                -------           -------
       Total                                                     29,378            27,416
                                                                =======           =======
  Primary
       Income From Continuing Operations                        $  0.18           $  0.08
       Discontinued Operations                                      -                0.01
                                                                -------           -------
       Net Income                                               $  0.18           $  0.09
                                                                =======           =======
Fully Diluted
       Income From Continuing Operations                        $  0.16           $  0.08
       Discounted Operations                                        -                0.01
                                                                -------           -------
       Net Income                                               $  0.16           $  0.09
                                                                =======           =======

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